EXHIBIT 15

November 30, 2006

To the Board of Directors and Shareholders of Limited Brands, Inc.:

We are aware of the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-3 No. 333-125561)

Registration Statement (Form S-8 No. 33-49871)

Registration Statement (Form S-8 No. 333-110465)

Registration Statement (Form S-8 No. 333-04927)

Registration Statement (Form S-8 No. 333-04941)

Registration Statement (Form S-8 No. 333-118407);

of Limited Brands, Inc. and its subsidiaries of our report dated November 29, 2006 relating to the unaudited consolidated interim financial statements of Limited Brands, Inc. and its subsidiaries that are included in its Form 10-Q for the quarter ended October 28, 2006.

/s/ Ernst & Young LLP

Columbus, Ohio